Piper Marbury Rudnick & Wolfe LLP
36 South Charles Street
Baltimore, Maryland 21201-3018
www.piperrudnick.com

PHONE    (410) 539-2530
FAX      (410) 539-0489

                                                             June 12, 2000

Mercury Asset Management Funds, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey  08536

         Re:      Registration Statement on Form N-1A

Ladies and Gentlemen:

     We have acted as special Maryland counsel to Mercury Asset Management
Funds, Inc., a Maryland corporation ("MAMF"), in connection with the registration by MAMF of up to 400,000,000 shares of the Common Stock, par value
$.0001 per share, of the Mercury Select Growth Fund series divided into four classes, designated Class I, Class A, Class B and Class C (the "Shares"),
pursuant to a registration statement on Form N-1A (File Nos. 333-32242 and
811-08797), as amended (the "Registration Statement"), under the Securities Act of 1933, as amended.

     In our capacity as special Maryland counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents and materials:

     (a)  The Charter of MAMF certified as of a recent date by the Maryland
          State Department of Assessments and Taxation (the "MSDAT").

     (b)  The By-Laws of MAMF.

     (c)  The Registration Statement.

     (d)  Resolutions of the Board of Directors of MAMF relating to the authorization of (i) the issuance of the MAMF Shares; (ii) the
          Registration Statement and the transactions contemplated thereby; and
          (iii) the Agreement and the transactions contemplated thereby.

                                            Mercury Asset Management Funds, Inc.
                                                                   June 12, 2000
                                                                          Page 2

     (e)  A short-form Good Standing Certificate for MAMF, dated as of a recent date, issued by the MSDAT.

     (f)  A Certificate of Secretary of MAMF, dated as of the date hereof, as to certain factual matters (the "Certificate").

     (g)  Such other documents, certificates, instruments, laws and matters as we have considered necessary to the rendering of the opinions expressed below.

     In such examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than MAMF, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or other, the valid execution and delivery by such parties of such documents and the validity, binding effect, and enforceability thereof with respect to such parties. As to factual matters, we have relied on the Certificate and have not independently verified the matters stated therein.

     Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

     1. MAMF is a corporation duly incorporated and validly existing under the laws of the State of Maryland.

     2. The Shares to be issued by MAMF pursuant to the Registration Statement have been duly authorized and, subject to the receipt by MAMF of consideration for each Share equal to the net asset value per share of capital stock of MAMF outstanding at the time of issuance of such Share, will constitute validly issued shares, fully paid and nonassessable, under the laws of the State of
Maryland.

     In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. We have assumed, for purposes of rendering this opinion, that the

                                            Mercury Asset Management Funds, Inc.
                                                                   June 12, 2000
                                                                          Page 3

issuance of the Shares will not cause MAMF to issue shares of any class in excess of the number of shares of such class authorized by the Charter. This opinion is limited to the laws of the State of Maryland, exclusive of the securities or "blue sky" laws. This opinion is rendered as of the date hereof.
We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Maryland.

     We hereby consent to the filing of this opinion with the Securities and
Exchange Commission as Exhibit 9 to the Registration Statement and to the
reference to our firm under the heading "Legal Matters" in the Registration
Statement. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

                                            Very truly yours,

                                           /s/ Piper Marbury Rudnick & Wolfe LLP
                                           --------------------------------------
                                               Piper Marbury Rudnick & Wolfe LLP